Exhibit 99.1

Vinco Ventures Issues Letter to Shareholders Highlighting Value-Enhancing Strategy

Highlights New Leadership Appointments of James Robertson as President and Chief Executive Officer and Chris Polimeni as Chief Financial Officer and Chief Operating Officer

Urges Shareholders to Vote FOR All 12 Proposals on the WHITE Proxy Card at the April 27th Annual Meeting to Support Vinco’s Five-Pillar Growth Strategy

SYRACUSE, N.Y., April 25, 2023 (GLOBE NEWSWIRE) — Vinco Ventures, Inc. (Nasdaq Capital Market: BBIG), a technology company specializing in converting content to digital and social platforms, today announced that the Board of Directors (the “Board”) issued a letter to shareholders outlining the Company’s strategy in advance of the 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The full text of the letter is below.

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April 25, 2023

Dear Fellow Shareholders,

The Board of Directors (the “Board”) thanks you for your investment in Vinco Ventures, Inc. (Nasdaq Capital Market: BBIG) (“Vinco,” “we,” “our,” or the “Company”). We are writing to you about the upcoming Annual Meeting of Stockholders (the “Annual Meeting”), scheduled for April 27, 2023. At the Annual Meeting, we are asking you to vote on proposals that will pave the way for the Company to execute upon our strategy to improve profitability and enhance shareholder value.

We are on the cusp of an exciting new chapter with our planned acquisition of the National Enquirer, the National Examiner and Globe and digital publishing assets (the “Acquisition”). While we recognize we have more work to do, we are confident that this Acquisition will open up multiple ways to create value.

NEW LEADERSHIP TEAM

As we embark on this next step, we are pleased to announce the Board has unanimously approved two new leaders:

●	James Robertson as President and Chief Executive Officer. James joins us from Us Weekly, the prestigious magazine and digital brand, where he served as Editor-In-Chief. He brings unparalleled experience to Vinco and will lead the Company into the next phase of our growth strategy to provide digital content and advertising.

●	Chris Polimeni as Chief Financial Officer and Chief Operating Officer. Chris previously served as Executive Vice President – CFO/COO of Accelerate360 Holdings, LLC & Subsidiaries, the parent company of a360 Media, LLC (formerly American Media, LLC.). He has been involved in acquisitions, corporate finance, SEC reporting and corporate management for more than 30 years.

This new executive leadership team brings years of experience in piloting content-driven and digital businesses, which will be instrumental in guiding our growth strategy as we execute the integration of our robust new and existing assets into our digital and advertising platforms.

These recent announcements and developments underscore that Vinco is shifting its focus from addressing legacy challenges to executing against future growth. We strongly urge you to protect the value of your investment and vote for ALL 12 proposals on the proxy materials – including approving the Acquisition, approving the increase in authorized shares of stock and reverse stock split, both of which types of proposals are considered routine and thus usually subject to discretionary broker voting, and reelecting the five highly qualified directors that currently serve on your Board. Ahead of the Annual Meeting, we encourage you to consider the following:

THE ACQUISITION LAYS THE GROUNDWORK FOR FIVE KEY PILLARS OF VALUE CREATION

●	Pillar 1: Leveraging the Enquirer’s famous library of highly valuable celebrity content. Vinco plans to transform this library into new, exciting and highly sought-after multimedia formats, including TV shows, documentaries and true crime series, podcasts, online and streaming productions, special issues and more.

●	Pillar 2: Growing revenue by leveraging the wealth of content and strong subscription bases the Acquisition will bring. Vinco intends to prioritize the growth of this base of revenue by introducing new and innovative digital and premium subscription products.

●	Pillar 3: Actively exploring intellectual property and licensing opportunities. Vinco will leverage the brand’s recognition and reputation as “America’s most talked about magazine” to expand into new markets and generate revenue.

●	Pillar 4: Leveraging content collaborations. Vinco intends to integrate and promote the Company’s social media platform, Lomotif, and the Company’s tech-education platform, Magnifi U, across the online and print publishing group’s pages, as well as harmoniously publishing original content with the MindTank and AdRizer networks.

●	Pillar 5: Pursuing additional content outside the Acquisition. Vinco is focused on exploring additional media and publishing asset acquisitions to generate content and deliver significant audience scale across the Company’s digital first content ecosystem.

Your Board is highly engaged, extremely qualified and is currently overseeing the effective execution of the Company’s strategy to generate significant long-term value. The Board collectively possesses the right marketing and technology expertise, prior public board and C-suite experience and financial acumen to oversee the successful execution of the Company’s strategy to unlock value for shareholders.

The reverse stock split will automatically increase the stock price to regain compliance with Nasdaq continued listing requirements. The following table contains approximate information relating to the Common Stock under the low end, high end and midpoint of the proposed range of reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, based upon a closing price of $0.26 (as of April 18, 2023).

Status	Stock Price (as adjusted)	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	$0.26	249,000,000	248,987,660	12,340
Post-Reverse Stock Split 1:2	$0.52	249,000,000	124,493,830	124,506,170
Post-Reverse Stock Split 1:10	$2.60	249,000,000	24,898,766	224,101,234
Post-Reverse Stock Split 1:20	$5.20	249,000,000	12,449,383	236,550,617

YOUR VOTE IS VERY IMPORTANT – HELP ENSURE VINCO’S MOMENTUM CONTINUES

Protect the value of your investment and vote for ALL 12 proposals on the proxy materials you receive.

We believe that approving the Acquisition is an essential first step in the Company’s growth strategy and that approving the share issuances and reverse stock split will give Vinco the necessary financial flexibility to operate successfully by automatically increasing the stock price to regain compliance with Nasdaq continued listing requirements.

Thank you for your continued support as we capitalize on the opportunities ahead.

Sincerely,

The Vinco Board of Directors

James Robertson Biography

Mr. Robertson is the former Editor-In-Chief of Us Weekly. Previously, he served as Senior Executive Editor overseeing all newsgathering for a portfolio of celebrity publications for American Media Inc., including Us Weekly, The National Enquirer, RadarOnline, InTouch, Star and Life & Style, and was previously the youngest Editor-In-Chief in tabloid media for OK! Magazine. He’s an experienced producer for TV specials and podcast productions. Mr. Robertson has been uniquely instrumental in the current acquisition strategies to help elevate Vinco into becoming the largest entertainment media and technology company in the country. Mr. Robertson holds a BA Hons in Magazine Journalism and Feature Writing from Southampton Solent University, England, UK.

Chris Polimeni Biography

Mr. Polimeni previously served as Executive Vice President - CFO/COO of Accelerate360 Holdings, LLC & Subsidiaries, the parent company of a360 Media, LLC (formerly American Media, LLC.). He also served in the same capacity at American Media, LLC for 12 years prior to the consolidation of American Media, LLC with Accelerate360 Holdings, LLC in 2020. He has been involved in acquisitions, corporate finance, SEC reporting and corporate management for more than thirty years. Mr. Polimeni holds a B.B.A. from Hofstra University.

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YOUR VOTE IS IMPORTANT!

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL 12 PROPOSALS.

WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

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To vote by phone, please dial 1-800-690-6903 and have your control number ready, which is available on the proxy card mailed or electronically delivered to each shareholder of record.

To vote by mail, please mark, sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you need assistance voting your shares or obtaining your control number or have any other questions, please contact Kingsdale Advisors by calling toll free at 1-855-682-2023 or via email at contactus@kingsdaleadvisors.com.

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Vinco Urges Shareholders to Vote FOR All 12 Proposals at the Annual Meeting.

If shareholders have any questions, please contact Vinco’s proxy solicitors, Kingsdale Advisors US, at 1-855-682-2023

About Vinco Ventures

Vinco Ventures (Nasdaq: BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. Vinco Ventures owns a 100% ownership interest in AdRizer, LLC.

For more information, please visit https://investors.vincoventures.com.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected risks and benefits from the proposed increase in Vinco Ventures’ authorized shares as described in our proxy statement, Vinco Ventures’ investments in ZVV Media Partners, LLC, Lomotif Private Limited, PZAJ Holdings, LLC and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger, the regulatory risks with the NFT and blockchain business lines and such other risks and uncertainties described more fully in documents filed by Vinco Ventures and Cryptyde with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022 which is available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For further information, please contact:

Investor Contact

investor@vincoventures.com

Media Contact

Longacre Square Partners

Joe Germani / Charlotte Kiaie

vinco@longacresquare.com